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                                POST-EMPLOYMENT
                             CONSULTING AGREEMENT



                  THIS AGREEMENT made effective as of the 6th day of January, 1997 (the "Effective Date"), by and between California Federal Bank, F.S.B. (hereinafter referred to as "the Bank," which term shall for all purposes include its successors and assigns) and the undersigned Consultant (the "Consultant").

                             W I T N E S S E T H:

                  WHEREAS, the Bank is engaged in the depository, lending and financial services businesses (collectively the "Business"); and

                  WHEREAS, Consultant has expertise, experience and capability in the Business, including having served as an executive officer of the Bank; and

                  WHEREAS, the Bank wishes to retain the services of the Consultant, and the Consultant wishes to perform services for the Bank, on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration are mutually acknowledged by the parties, it is hereby agreed as follows:

                  1. RECITALS. The recitals hereinbefore set forth constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement and describing the circumstances of its execution. Said recitals are by express reference made a part of the covenants hereof, and this Agreement shall be construed in the light thereof.

                  2. ENGAGEMENT OF CONSULTANT. The Bank engages the Consultant to provide services, as specified in Section 4, below, to the Bank and the Consultant hereby agrees to provide these services, in accordance with the terms and conditions set forth in this Agreement.

                  3. TERM. This Agreement shall commence on the date set forth above ("Effective Date") and expire on the second anniversary of the Effective Date, unless earlier terminated by agreement of the parties. Upon termination of this Agreement, neither party shall have any further obligations hereunder, except that the Bank shall be obligated to pay to Consultant any compensation earned or expenses to be reimbursed under Sections 5 and 6, below, and Consultant's obligations described in Section 7 and the Bank's remedies under
Section 8 (for breaches under Section 7) shall continue notwithstanding the termination of this Agreement.

                  4. DUTIES AND CONSULTANT. The Consultant shall, upon the reasonable request of the Bank, assist the Bank in the post-merger transition period and, for a period of two (2) years after the Effective Date, in the pursuit of the "goodwill claim" of the Bank at such times and in such


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manner as Consultant and the Bank shall mutually agree. The Consultant's on-location (i.e., away from his principal place of business) requirements will not exceed six (6) days per calendar quarter without the Consultant's consent.

                  5. COMPENSATION. As compensation for his services and the restrictive covenants contained herein, the Consultant shall receive twenty-four (24) monthly payments in the amount of $8,333.33 each, with the first such payment being due on January 6, 1997 and the remaining payments being due by the first day of each of the succeeding twenty-three (23) months.

                  6. ASSISTANCE/EXPENSES. The Bank agrees to provide or to cause to be provided to Consultant an office and such other assistance as the Bank determines to be required for Consultant to discharge any responsibilities assigned pursuant to Section 4. The Bank shall pay or reimburse the Consultant for the reasonable and appropriate out-of-pocket expenses incurred by him in connection with the performance of services under this Agreement. Consultant must provide proper documentation to the Bank for all such expenses.

                  7. CONFIDENTIAL INFORMATION. Consultant understands and acknowledges that his obligations to the Bank under Section 11 of his Employment Agreement dated as of February 14, 1996, relating to confidential information shall continue to apply to and obligate Consultant during and after the term of this Agreement.

                  8. REMEDIES. Consultant acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the obligations described in Section 7 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect the Bank and its legitimate and proprietary business interests and property from irreparable harm. Consultant acknowledges and agrees that (a) a breach of any of the obligations described in Section 7, above, will result in irreparable harm to the business of the Bank, (b) a remedy at law in the form of monetary damages for any breach by him of any of the obligations described in Section 7 is inadequate, (c) in addition to any other remedy at law or equity for such breach, the Bank shall be entitled to institute and maintain appropriate proceedings in equity, including a suit for injunction to enforce the specific performance by Consultant of the obligations hereunder and to enjoin Consultant from engaging in any activity in violation hereof, and (d) the obligations on his part described in Section 7 shall be construed as agreements independent of any other provisions in this Agreement, and the existence of any claim, setoff or cause of action by Consultant against the Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense or bar to the specific enforcement by the Bank of said covenants.

                  9. INDEPENDENT CONTRACTOR. The parties to this Agreement intend that the Consultant will perform under this Agreement as an independent contractor, and not as an employee of the Bank. Consequently, during the term of this Agreement:



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                           (a) The Consultant shall be solely responsible for
                  the payment of all taxes in connection with the Consultant's remuneration from the Bank, and the Bank shall not withhold taxes from his remuneration; and

                           (b) The Consultant shall not accrue or receive any
                  benefits under any employee benefit plan maintained by the Bank attributable to his services hereunder; provided that nothing in this Agreement shall affect any rights to benefits Consultant (and Consultant's spouse and dependents) might have under any employee benefit plans of the Bank by virtue of his prior service as an employee of Cal Fed Bancorp Inc. or its subsidiaries.

                  10. ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties relating to Consultant's services hereunder and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters. Any amendment of this Agreement shall be effective only to the extent that it is in writing, executed by the Bank and Consultant.

                  11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of (a) Consultant's executors, administrators, legal representatives, heirs and legatees and (b) the Bank and its successors and assigns.

                  12. PAYMENT IN THE EVENT OF DEATH. In the event of Consultant's death prior to the expiration of the term of this Agreement, the Bank shall pay to such beneficiary as the Consultant may designate in writing, or the executor of his estate in the absence of such designation, a lump sum equal to the unpaid balance of the total compensation of two hundred thousand dollars ($200,000) payable pursuant to Section 5, above. Such payment shall be in full settlement and satisfaction of all claims and demands on behalf of the Consultant under this Agreement.

                  13. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

                  14. GOVERNING LAW. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of California.

                  15. HEADINGS. The headings of the sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe, the contents of this Agreement.



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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed at Los Angeles, California, on the date above set forth.


CONSULTANT                              CALIFORNIA FEDERAL BANK, F.S.B.


/s/ Edward G. Harshfield               By: /s/ Eric K. Kawamura
---------------------------                -----------------------------------
Edward G. Harshfield                    Its Senior Vice President
                                            ----------------------------------





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